                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                                   FAFCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:
               N/A
--------------------------------------------------------------------------------

        (2)    Aggregate number of securities to which transaction applies:
               N/A
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               N/A
--------------------------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:
               N/A
--------------------------------------------------------------------------------
        (5)    Total fee paid:
               N/A
--------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
               N/A
--------------------------------------------------------------------------------
        (2)    Form, Schedule or Registration Statement No.:
               N/A
--------------------------------------------------------------------------------
        (3)    Filing Party:
               N/A
--------------------------------------------------------------------------------
        (4)    Date Filed:
               N/A
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
                                   FAFCO, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 2002

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FAFCO, Inc., a California corporation (the "Company"), will be held on Friday, June 7, 2002 at 3:00 p.m., local time, at the Company's executive offices, 435 Otterson Drive, Chico, California, 95928-8207 (telephone (530) 332-2100) for the following purposes:

        1. To elect five (5) directors to serve for the ensuing year and until their successors are elected.

        2. To adopt the 2002 Stock Plan and approve the reservation of 500,000 shares of our common stock for issuance thereunder plus an annual increase equal to the lesser of (i) 200,000 shares,
               (ii) 3% of the number of outstanding shares of our common stock, and (iii) any lesser amount determined by our Board of Directors.

        3. To ratify the appointment of Burr, Pilger & Mayer as the independent auditors of the Company for the fiscal year ending December 31, 2002.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on April 18, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                             Sincerely,


                                             Alex N. Watt, Secretary

Chico, California
April 29, 2002

                                   FAFCO, INC.

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of FAFCO, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Friday, June 7, 2002 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, 435 Otterson Drive, Chico, California, 95928-8207. Its telephone number at that address is (530) 332-2100.

        These proxy solicitation materials and our Annual Report to Shareholders for the fiscal year ended December 31, 2001 were mailed on or about May 3, 2002 to all shareholders entitled to vote at the meeting.

RECORD DATE AND OUTSTANDING SHARES

        Shareholders of record at the close of business on April 18, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 660 shareholders of record.

        At the Record Date, 3,855,591 shares of the Company's Common Stock, $0.125 par value, were issued and outstanding. The only person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of the Record Date was Freeman A. Ford. See "ELECTION OF DIRECTORS--Security Ownership."

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

        Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of shares held by such shareholder, or distribute such number of votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes for a candidate unless such candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

        The cost of this solicitation will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners in accordance with applicable regulations. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telecopy or electronic mail.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

        While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal since the shareholder has expressly declined to vote on such proposal. Similarly, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal on which the broker has expressly not voted. Accordingly, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

SHAREHOLDER PROPOSALS

        Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's next annual meeting of shareholders and that such shareholders desire to have included in the Company's proxy statement relating to such meeting must be received by the Company no later than January 2, 2003 (120 calendar days prior to the anniversary of the mailing date of this proxy statement) in order to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

        If a shareholder wishes to present a proposal at the Company's annual meeting in the year 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance notice to the Company prior to March 18, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement) in order to be timely. If a shareholder gives notice of such a proposal after that deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company's year 2003 annual meeting.

        The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NOMINEES

        A Board of five directors is proposed to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if it is invoked) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

        The names of the nominees, and certain information about them, are set forth below.

                                                                                           DIRECTOR
            NAME OF NOMINEE                AGE             PRINCIPAL OCCUPATION              SINCE
            ---------------                ---             --------------------            ---------
Freeman A. Ford...................          61     Chairman of the Board, President          1972
                                                   and Chief Executive Officer of the
                                                   Company

William A. Berry(*)...............          63     Senior Vice President and Chief           1974
                                                   Financial Officer of the Electric
                                                   Power Research Institute, an energy
                                                   industry research consortium

Robert W. Selig, Jr.(*)...........          62     President of Davis Instruments            1974
                                                   Corporation, a manufacturer and
                                                   distributor of marine and weather
                                                   equipment

William F. Chisholm...............          33     Partner at Symphony Technology            1999
                                                   Group, a venture capital firm

David F. Ford.....................          34     President of Danger! Books, a book        1999
                                                   publisher and distributor

----------

(*) Member of Audit Committee

        Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. Except as set forth below, there is no family relationship between any directors, director nominees or executive officers of the Company.

        Mr. Freeman Ford, a co-founder of the Company, has served as Chairman of the Board since 1972, as Chief Executive Officer of the Company since May 1979, and as President since September 1984. Mr. Ford is also a director of H.B. Fuller Company.

        From April 1992 to May 1996, Mr. Berry served as Senior Vice President and Chief Financial Officer of Compression Labs, Inc., a supplier of video-conferencing equipment. In May 1996, Mr. Berry joined the Electric Power Research Institute, an energy industry research consortium, as Senior Vice President and Chief Financial Officer.

        Mr. Selig serves as President of Davis Instruments Corporation, a manufacturer and distributor of marine and weather equipment.

        From January 1994 to August 1996, Mr. Chisholm attended Wharton Business School where he received a Master of Business Administration degree. From August 1996 to January 2000, Mr. Chisholm served as a management consultant at Bain & Company, an international strategy consulting firm. In February 2000, Mr. Chisholm joined Symphony Technology Group, a venture capital firm, as a Partner. Mr. Chisholm is the son-in-law of Mr. Freeman A. Ford, Chairman of the Board, President and Chief Executive Officer of the Company.

        From February 1993 to January 1995, Mr. David Ford served as Managing Editor of Beach Magazine, an outdoor recreation-focused publication. In February 1995, Mr. David Ford joined the H.B. Fuller Company as a Communications Specialist and served in that capacity until May 1997, after which Mr. David Ford assumed the position of Marketing Analyst, and remained in that capacity until May 1998. Since February 1996, Mr. David Ford has managed and served as President of Danger! Books, a book publisher and distributor. Mr. David Ford is the son of Mr. Freeman A. Ford, Chairman of the Board, President and Chief Executive Officer of the Company.

VOTE REQUIRED

        The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE COMPANY'S NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP

        The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by (1) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (2) each director and nominee for director, (3) the current executive officers of the Company named in the Summary Compensation Table below (the "Named Executive Officers"), and (4) all current directors and executive officers as a group:

                                                                    SHARES OF COMMON STOCK
                                                                      BENEFICIALLY OWNED
------------------------                                       --------------------------------
                                                               NUMBER OF             PERCENT OF
NAME OF BENEFICIAL OWNER                                       SHARES(1)              TOTAL(2)
------------------------                                       ---------             ----------
Freeman A. Ford....................................           2,111,096(3)              50.8%
c/o FAFCO, Inc.
435 Otterson Drive
Chico, California 95928

Alex N. Watt.......................................              95,136(4)               2.3%

David K. Harris....................................              87,199(5)               2.1%

David F. Ford......................................              50,300(6)               1.2%

Robert W. Selig, Jr................................              48,528(7)               1.2%

William F. Chisholm................................              22,750(8)               *

William A. Berry...................................              12,500(9)               *

All current directors and executive officers as a
   group (8 persons)...............................           2,465,416(10)             59.3%

----------

*    Less than 1%.

(1) Except as otherwise indicated in the footnotes to this table or as otherwise provided by community property laws, the beneficial owner has sole voting and investment power with respect to all shares.

(2)  Based on 3,855,591 shares of Common Stock outstanding as of the Record
     Date.

(3) Includes (i) 298,000 shares held of record by trusts for the benefit of Freeman Ford's children, for which he and his spouse serve as trustees and as to which shares he disclaims beneficial ownership, (ii) 499,344 shares jointly owned by Freeman Ford and his spouse, and (iii) 112,250 shares issuable upon exercise of options and warrants held by Freeman Ford exercisable within 60 days of the Record Date.

(4) Includes (i) 72,950 shares issuable upon exercise of outstanding options held by Mr. Watt exercisable within 60 days of the Record Date and (ii) 3,000 shares held by Mr. Watt and Sandra S. Watt as joint tenants.

(5) Includes 72,950 shares issuable upon exercise of outstanding options held by Mr. Harris exercisable within 60 days of the Record Date.

(6) Includes 34,938 shares issuable upon exercise of outstanding options held by David Ford exercisable within 60 days of the Record Date.

(7) Includes (i) 15,000 shares issuable upon exercise of outstanding options held by Mr. Selig exercisable within 60 days of the Record Date, and (ii) 5,700 shares held of record by trusts for the benefit of Mr. Selig's children, as to which shares he disclaims beneficial ownership.

(8) Includes (i) 4,000 shares issuable upon exercise of outstanding options held by Mr. Chisholm exercisable within 60 days of the Record Date and (ii) 18,750 shares jointly owned by Mr. Chisholm and his wife.

(9) Includes 5,000 shares issuable upon exercise of outstanding options held by Mr. Berry exercisable within 60 days of the Record Date.

(10) Includes (i) 281,950 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by four executive officers (one of whom is also a director), and (ii) 58,938 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by four outside directors.

        By virtue of his position as Chairman of the Board, President and Chief Executive Officer of the Company and his beneficial ownership of approximately 50.8% of the Company's Common Stock as of the Record Date, Freeman A. Ford may be deemed to be a "parent" and/or "control person" of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended. Freeman Ford can elect a majority of the Board of Directors and controls any shareholder vote that does not require a super-majority with respect to which his shares are eligible to be voted. In addition, Freeman A. Ford, his son (David F. Ford) and his son-in-law (William Chisholm) comprise three out of five directors of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on its review of the copies of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 2001, all filing requirements under Section 16(a) of the Securities Exchange Act applicable to its officers, directors and 10% shareholders were complied with.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held a total of two (2) meetings during the year ended December 31, 2001 (the "Last Fiscal Year").

        The Audit Committee consists of outside directors Berry and Selig, each of whom is independent as defined under the rules of the Nasdaq Stock Market (although such rules currently do not apply to the Company). The Audit Committee held one meeting during the Last Fiscal Year. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors, reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements and receives and considers comments from the independent auditors on our internal controls.

        The Audit Committee meets with our independent auditors to review the results of their quarterly reviews and annual audit. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

        There is no compensation committee or nominating committee or any committee performing those functions. During the Last Fiscal Year, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and the committees on which such director served.

EXECUTIVE OFFICERS

        Freeman A. Ford, age 61, serves as Chairman of the Board, President, and Chief Executive Officer. Mr. Ford, a co-founder of the Company, has served as Chairman of the Board since 1972, as Chief Executive Officer of the Company since May 1979, and as President since September 1984. Mr. Ford is also a Director of H.B. Fuller Company.

        Alex N. Watt, age 60, serves as Executive Vice President and Secretary. Mr. Watt joined the Company as its Vice President-Finance and Chief Financial Officer in July 1984, has served as Secretary since March 1985, and as Executive Vice President since June 1988.

        David Harris, age 46, serves as Vice President, Sales. Mr. Harris joined the Company in August 1981 as a sales representative and has held the positions of Pool Builder Manager, National Sales Manager-Pool Products,

Pacific Northwestern Region Sales Manager, National Sales Manager-Solar Division, National Sales Manager, Vice President-Sales and Marketing (from June 1988 until April 1993), President-Pool Products Division (from May 1993 until May 1995) and Vice President, Sales (since June 1995).

        Nancy I. Garvin, age 56, has served as Vice President, Finance since January 1999. Ms. Garvin joined the Company in May 1974 as an accounting clerk and has since held the positions of Accounting Manager from January 1981 until September 1985 and Controller from September 1985 to December 1998 with the Company.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding compensation paid by the Company for services rendered during the Last Fiscal Year to the Company by the Chief Executive Officer and the other executive officers of the Company who received salary and bonus compensation of $100,000 or more in the Last Fiscal Year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                  ANNUAL COMPENSATION                   AWARDS
                                       ------------------------------------------    ------------
                                                                     OTHER ANNUAL     SECURITIES      ALL OTHER
        NAME AND                        SALARY           BONUS       COMPENSATION     UNDERLYING     COMPENSATION
   PRINCIPAL POSITION         YEAR       ($)              ($)           ($)(1)        OPTIONS (#)       ($)(2)
-------------------------     ----     --------        --------      ------------    ------------    ------------
Freeman A. Ford               2001     $156,000        $  3,615              --              --        $  2,488
  Chairman of the Board,      2000      156,000               0              --              --           1,662
  Chief Executive Officer     1999      155,793           4,569              --          25,000           1,662

Alex N. Watt                  2001      137,238           3,180          15,454(3)           --           2,218
  Executive Vice              2000      137,035               0              --              --           2,218
  President                   1999      131,779           3,865              --          25,000           2,218

David K. Harris               2001      137,238           3,180              --              --             578
  Vice President, Sales       2000      143,633               0              --              --             542
                              1999      131,779           3,865              --          25,000             494

(1) Excludes certain perquisites and other benefits that did not exceed the lesser of $50,000 or 10% of any officer's total salary and bonus.

(2)  Consists of premiums paid by the Company for term life insurance.

(3) Consists of 401K contribution (company match), health insurance and personal benefits.

        The Company did not make any grant of stock options to the Named Executive Officers during the Last Fiscal Year.

        The following table sets forth information regarding the value of all unexercised stock options and warrants held by the Named Executive Officers as of the end of the Last Fiscal Year.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                        AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING
                                                               UNEXERCISED        VALUE OF UNEXERCISED
                                                            OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS
                                                                 YEAR-END          AT FISCAL YEAR-END
                                                                   (#)                   ($)(1)
                                                           --------------------   --------------------
                       SHARES ACQUIRED                          EXERCISABLE/           EXERCISABLE/
        NAME           ON EXERCISE (#)   VALUE REALIZED        UNEXERCISABLE          UNEXERCISABLE
        ----           ---------------   --------------    --------------------   --------------------
Freeman A. Ford               --                 --               82,250/0               57,250/0
Alex N. Watt                  --                 --               72,950/0               47,950/0
David K. Harris               --                 --               72,950/0               47,950/0

(1) Based on the last reported sale price for the Company's Common Stock for the last trading day prior to 2001 fiscal year-end of $0.45 per share.

DIRECTOR COMPENSATION

        Directors who are not employees of the Company are entitled to receive directors' fees in the amount of $1,500 for each board meeting attended and $750 for each committee meeting attended, provided that such committee meeting is held on a different day than that of the board meeting. Directors who are not employees of the Company are also entitled to an annual retainer of $4,000.

        In 1991 the Board of Directors has adopted and the shareholders of the Company approved the 1991 Directors' Stock Option Plan (the "Directors' Plan") pursuant to which each non-employee director of the Company was automatically granted a nonstatutory stock option to purchase 10,000 shares (a "Director's Option") on the later to occur of the date of adoption of the Plan (April 15,
1991) or the date of his or her appointment or election to the Board. Each Director's Option granted has a term of ten years and becomes exercisable as to 20% of the shares subject thereto on each anniversary date of its grant. In May 1999, Messrs. William Chisholm and David Ford each received an automatic grant of a Director's Option to purchase 10,000 shares of Common Stock at $0.50, the fair market value on the date of grant. No further grants will be made under the Directors' Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2000, Freeman A. Ford, David F. Ford (Freeman A. Ford's son) and Kimberley Ford Chisholm (Freeman A. Ford's daughter and William Chisholm's spouse) exercised warrants to purchase, at a purchase price of $0.125 per share, 240,000, 18,750 and 18,750 shares of Common Stock of the Company, respectively.

        During January 2002, the Company raised $500,000 in debt financing through the issuance of subordinated promissory notes (the "Notes"). The Notes have a term of three years and accrue interest at an annual rate of 10%, payable quarterly. The notes may be prepaid at any time. To the extent any Note is not prepaid by the first anniversary of the issuance date, the applicable interest rate will increase to 12% per annum.

        In connection with the issuance of the Notes, we issued warrants to purchase an aggregate of 100,000 shares of our common stock to the investors (the "Warrants"). The Warrants have an exercise price of $.125 per share and a term of three years from the date of issuance. To the extent that any Note has not been prepaid by the first anniversary of the issuance date, we are required to issue additional Warrants to purchase 1,000 shares of our common stock for each $10,000 of principal that remains outstanding.

        Freeman A. Ford, our Chairman and Chief Executive Officer, and Diana V. Ford (Mr. Ford's wife) invested $150,000 of the principal amount raised, and received Warrants to purchase 30,000 shares of common stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of financial controls. In fulfilling its oversight responsibilities during fiscal year 2001, the Committee:

        - reviewed and discussed the Company's unaudited and audited financial statements with management and separately reviewed and discussed the Company's audited annual financial statements with the Company's independent public accountants, Burr, Pilger & Mayer,

        - discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Burr, Pilger & Mayer,

        - reviewed the Company's financial controls and financial reporting process, and

        - reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

        The Board has adopted a written Audit Committee Charter.

        The Committee also reviewed with Burr, Pilger & Mayer, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted accounting principles. The Committee met with Burr, Pilger & Mayer, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In addition, the Committee has discussed with Burr, Pilger & Mayer their independence from management and the Company including the matters in the written disclosures and the letter from independent auditors required by the Independence Standards Board, Standard No. 1. The Committee further discussed with Burr, Pilger & Mayer all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of Burr, Pilger & Mayer's non-audit services (principally tax advisory services) with the standards for auditor independence. The Committee discussed with Burr, Pilger & Mayer the overall scope and plans for their audit.

        The directors who serve on the Committee are all "independent" pursuant to the rules of the Nasdaq Stock Market (although such rules currently do not apply to the Company), and further all meet the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. During fiscal 2001, the committee met once, with all members in attendance at the meeting.

        In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The Committee also recommended to the Board of Directors, and the Board of Directors approved, the selection of Burr, Pilger & Mayer as the Company's independent auditors for the fiscal year ending December 31, 2002.

                                             THE AUDIT COMMITTEE
                                             OF THE BOARD OF DIRECTORS
                                             FOR FISCAL 2001

                                             William A. Berry
                                             Robert W. Selig, Jr.

                                   PROPOSAL 2

                     APPROVAL OF THE 2002 STOCK OPTION PLAN

        Our Board of Directors determined that it is in our best interests and the best interests of our shareholders to adopt the 2002 Stock Plan (described below). Our 1991 Stock Option Plan expired as to new grants in April 2001. The Board of Directors believes that adoption of a new plan is necessary in order to retain the ability to grant equity-based performance and retention incentives to new and existing employees, officers and directors of the Company.

        In April 2002, our board of directors adopted the 2002 Stock Plan and reserved 500,000 shares of our common stock for issuance thereunder subject to shareholder approval, plus (a) any shares of our common stock that have been reserved but not issued under our 1991 Stock Option Plan as of the date of shareholder approval of the 2002 Stock Plan, (b) any shares of our common stock returned to the 2001 Stock Option Plan as a result of termination of options or repurchase of shares of our common stock issued under the 2001 Stock Option Plan and (c) an annual increase on April 1 of each year equal to the lesser of (i) 200,000 shares, (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by our board of directors. As of the date of this proxy, no options had been granted pursuant to the 2002 Stock Plan.

DESCRIPTION OF THE 2002 STOCK PLAN

        General. The purpose of the 2002 Stock Plan is to help us attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and the employees, directors and consultants of our parent and subsidiary companies and to promote the success of our business. Options granted under the 2002 Stock Plan may be either "incentive stock options" or nonstatutory stock options. Stock purchase rights may also be granted under the 2002 Stock Plan.

        Administration. The 2002 Stock Plan may generally be administered by our board of directors or a committee appointed by the board, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the 2002 Stock Plan.

        Eligibility. Nonstatutory stock options and stock purchase rights may be granted to our employees, directors and consultants and to employees, directors and consultants of any of our parent or subsidiary companies. Incentive stock options may be granted only to our employees and to employees of any of our parent or subsidiary companies. The administrator, in its discretion, selects which of our employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant. As of the Record Date, there were approximately 60 employees, 4 outside directors and 3 consultants eligible to be granted options.

        Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the 2002 Stock Plan provides that no employee may be granted, in any fiscal year of ours, options and stock purchase rights to purchase more than 200,000 shares of our common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with us, he or she may be granted options and stock purchase rights to purchase up to an additional 100,000 shares of our common stock.

        Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following terms and conditions:

        (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option and a nonstatutory stock option intended to qualify as "performance based compensation" under Section 162(m) of the Code may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted. On the Record Date, the average of the bid and asked prices of the Company's Common Stock, as reported by Pink Sheets OTC Market Report, was $0.50 per share.

        (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Stock Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

        (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        (d) Termination of Service. If an optionee's service relationship with us terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship with us terminates due to the optionee's death or disability, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within six (6) months from the date of such termination.

        (e) Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 2002 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

        (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Stock Plan as may be determined by the administrator.

        Stock Purchase Rights. In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the administrator.

        Adjustments Upon Changes in Capitalization. In the event that the our common stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2002 Stock Plan, the number of shares that may be added to the 2002 Stock Plan on an annual basis, the number of shares that may be granted to an optionee in any year and in connection with an optionee's initial employment with us, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 2002 Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

        In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option or stock purchase right, including shares as to which the option or stock purchase right would not otherwise be exercisable.

        In connection with our merger with or into another corporation or our "change of control," as defined in the 2002 Stock Plan, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options or rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

        Amendment and Termination of the Plan. Our board of directors may amend, alter, suspend or terminate the 2002 Stock Plan, or any part thereof, at any time and for any reason. However, we will obtain shareholder approval for any amendment to the 2002 Stock Plan to the extent necessary and desirable to comply with applicable law. No such action by the board of directors or shareholders may alter or impair any option or stock purchase right previously granted under the 2002 Stock Plan without the written consent of the optionee. Unless terminated earlier, the 2002 Stock Plan shall terminate ten (10) years from the date the 2002 Stock Plan was adopted by our board of directors.

FEDERAL INCOME TAX CONSEQUENCES

        Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of ours. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. Unless limited by

Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

        Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because we may repurchase the stock when the purchaser ceases to provide services to us. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when our right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

        The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is our employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of ours.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON US AND OPTIONEES WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2002 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S, DIRECTOR'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE, DIRECTOR OR CONSULTANT MAY RESIDE.

VOTE REQUIRED

        The approval of the 2002 Stock Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

RECOMMENDATION

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE 2002 STOCK PLAN AND THE RESERVATION OF SHARES THEREUNDER.

                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has selected Burr, Pilger & Mayer, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Burr, Pilger & Mayer audited the Company's financial statements for the Last Fiscal Year. Representatives of Burr, Pilger & Mayer are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY BURR, PILGER & MAYER

    Audit Fees:

        Audit fees billed to the Company by Burr, Pilger & Mayer during the Last Fiscal Year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-QSB, totaled $44,407.

    Financial Information Systems Design and Implementation Fees:

        The Company did not engage Burr, Pilger & Mayer to provide advice to the Company regarding financial information systems design and implementation during the Last Fiscal Year ended December 31, 2001.

    All Other Fees:

        Fees billed to the Company by Burr, Pilger & Mayer during the Last Fiscal Year for all other non-audit services rendered to the Company, including tax related services totaled $13,621.

        Shareholder ratification of the selection of Burr, Pilger & Mayer as the Company's independent public accountants is not required by the Company's by-laws or any other applicable legal requirement. However, the Board is submitting the selection of Burr, Pilger & Mayer to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider its selection. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        The Audit Committee considered and determined that the provision of the services other than the services described under "Audit Fees" is compatible with maintaining the independence of the independent auditors.

VOTE REQUIRED

        Ratification of the selection of Burr, Pilger & Mayer as the Company's independent auditors for Fiscal 2002 requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

RECOMMENDATION

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF BURR, PILGER & MAYER AS THE COMPANY'S AUDITORS FOR FISCAL 2002 AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 29, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  FAFCO, INC.
         PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS -- JUNE 7, 2002

   The undersigned shareholder of FAFCO, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2002 Annual Meeting of Shareholders of the Company to be held on June 7, 2002 at 3:00 p.m., local time, at the Company's principal place of business, 435 Otterson Drive, Chico, California, 95928-8207 (telephone (530) 332-2100), and hereby revokes all previous proxies and appoints Freeman A. Ford and Alex N. Watt, or either of them, with full power of substitution, as Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner specified below:

        1.  Election of Directors



            Nominees:



              Freeman A. Ford, William A. Berry, Robert W. Selig, Jr., David F. Ford, William F. Chisholm



            [ ] FOR all nominees                                            [ ] WITHHELD from all nominees



            [ ] FOR all nominees except any whose name is crossed out above.



        2.  Proposal to adopt the 2002 Stock Plan and approve the reservation of 500,000 shares of our common stock for issuance thereunder plus an annual increase.



            [ ] FOR                         [ ] AGAINST                     [ ] ABSTAIN



        3.  Proposal to ratify the appointment of Burr, Pilger & Mayer as the independent auditors of the
            Company for the fiscal year ending December 31, 2002.



            [ ] FOR                         [ ] AGAINST                     [ ] ABSTAIN

   In their discretion, the Proxies are entitled to vote as they deem advisable upon such other matters as may properly come before the meeting or any adjournments thereof.
                                    (Continued and to be signed on reverse side)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSAL LISTED ON THE REVERSE SIDE AND WILL BE VOTED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

                                                   Dated -----------------, 2002




                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                             Signature
                                                   I plan to attend the
                                                   meeting: [ ]
                                                   -----------------------------
                                                   (This proxy should be marked,
                                                   dated and signed by each
                                                   shareholder exactly as such
                                                   shareholder's name appears
                                                   hereon, and returned promptly
                                                   in the enclosed envelope.
                                                   Persons signing in a
                                                   fiduciary capacity should so
                                                   indicate. A corporation or
                                                   other entity is requested to
                                                   have this proxy signed in its
                                                   name by its President or
                                                   other authorized officer,
                                                   with the office held
                                                   designated. If shares are
                                                   held by joint tenants or as
                                                   community property, both
                                                   holders should sign.)
                                                   TO ENSURE YOUR REPRESENTATION
                                                   AT THE ANNUAL MEETING, PLEASE
                                                   MARK, SIGN AND DATE THIS
                                                   PROXY AND RETURN IT AS
                                                   PROMPTLY AS POSSIBLE.